EXHIBIT 21.1

                     SUBSIDIARIES OF SUBURBAN LODGES, INC.


NAME                                              JURISDICTION OF ORGANIZATION


Suburban Management, Inc.                                      Georgia

SLA Properties, Inc.                                           Delaware

SLA Development, Inc.                                          Georgia

Suburban Franchise Systems, Inc.                               Georgia

Suburban Holdings, L.P.                                        Georgia

EEB Lodging Systems, Inc.                                      Georgia

EEB Lodging Systems II, Inc.                                   Georgia

Suburban Construction, Inc.                                    Georgia

SLAM Properties I, L.L.C.                                      Georgia

SLAM Properties II, L.L.C.                                     Georgia

SLAM Properties III, L.L.C.                                    Georgia

SLAM Properties IV, L.L.C.                                     Georgia

SLAM Properties V, L.L.C.                                      Georgia